UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2014 (March 20, 2014)

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-12991	64-0659571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mississippi Plaza 201 South Spring Street Tupelo, Mississippi	38804
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (662) 680-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2014, BancorpSouth, Inc. (the “Company”) announced the retirement of Aubrey B. Patterson, James V. Kelley and Albert C. Clark from the boards of directors of the Company and BancorpSouth Bank (the “Bank”), effective as of the Company’s annual meeting of shareholders on April 23, 2014. The Company also announced the retirement of Mr. Patterson as Chairman of the Board of the Company, effective as of the Company’s annual meeting of shareholders on April 23, 2014, and the retirement of Mr. Kelley as President and Chief Operating Officer of the Company, effective as of August 15, 2014.

On March 26, 2014, the Company announced the appointment of James D. Rolllins III as Chairman of the Board of the Company, effective as of the Company’s annual meeting of shareholders on April 23, 2014. Mr. Rollins, age 55, has served as the Company’s Chief Executive Officer since November 2012. Prior to that, he served as President and Chief Operating Officer of Prosperity Bancshares, Inc., headquartered in Houston, Texas, and director of Prosperity Bancshares from 2006 to 2012. Mr. Rollins served as Senior Vice President of Prosperity Bancshares from 2001 until 2006, and became President of Prosperity Bank in 2005. He served as Executive Vice President of Prosperity Bank from 2002 to 2004 and President of the Matagorda Banking Centers of Prosperity Bank from 1994 to 2002. From 1983 to 1994, Mr. Rollins worked for First State Bank and Trust Company in Port Lavaca and Bay City, Texas. In his capacity as Chief Executive Officer, Mr. Rollins is party to an Executive Employment Agreement with the Company and the Bank as well as a Change in Control Agreement, both as described in the section entitled “Compensation Discussion and Analysis – Employment Agreements and Change in Control Arrangements” in the Company’s definitive proxy statement for its 2014 annual meeting of shareholders. Mr. Rollins also participates in a number of the Company’s compensatory arrangements, as described in the sections entitled “Compensation Discussion and Analysis – Components of Compensation – Annual Incentive Compensation” and “– Long-Term Incentive Compensation” in the Company’s definitive proxy statement for its 2014 annual meeting of shareholders.

On March 20, 2014, Grace Clark resigned from the boards of directors of the Company and the Bank. Ms. Clark’s resignation is not the result of any disagreement with the Company or the Bank, or any matter relating to the operations, policies or practices of the Company or the Bank.

A copy of the press release announcing the retirement of Mr. Patterson is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1     Press release issued on March 26, 2014 by BancorpSouth, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORPSOUTH, INC.

By:	/s/ Cathy S. Freeman
Cathy S. Freeman Executive Vice President and Corporate Secretary

Date: March 26, 2014

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued on March 26, 2014 by BancorpSouth, Inc.